Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in (1) the Registration Statements on Form S-8 (Commission File Nos. 33-45021 333-63109 and 33-72101 pertaining to the RSI Holdings, Inc. Stock Option Plan, as amended, and (2) the Registration Statement on Form S-8 (Commission File No. 333-104675) pertaining to the RSI Holdings, Inc. Amended 2002 Stock Option Plan of our report dated October 21, 2004, with respect to the consolidated financial statements of RSI Holdings, Inc. included in the Annual Report (Form 10-KSB) for the year ended August 31, 2004.





                                             /s/  Elliott Davis, LLC



November 24, 2004
Greenville, South Carolina